Fund Name
Mass Mutual
Select Mid-
Cap Value
Fund



Series Number
(Series 38)



Name of Affiliate
member of
underwriting or
selling syndicate
CIBC World
Markets Corp.








(A) if part of an
issue registered
under the
Securities Act of
1933 that is being
offered to the
public,
Yes



(B) part of an
issue of
governmental
securities, as
defined in section
2(a)(16) of the
Investment
Company Act of
1940,




(C) if Eligible
Municipal
Securities,




(D) if Securities
sold in an Eligible
Foreign Offering,




(E) if Securities
sold in an Eligible
Rule 144A
Offering









Issuer/Name of
Security
EQT
Corporation



Description of
Security
Common
Stock








,
05/03/16








Underwriter(s)
from whom
purchased
Credit Suisse
Securities
(USA) LLC








Syndicate
Member(s)
Credit Suisse
Securities
(USA) LLC




J.P. Morgan
Securities LLC




Morgan
Stanley & Co.
LLC




BNP Paribas
Securities
Corp




Mitsubishi UFJ
Securities
(USA), Inc




PNC Capital
Markets LLC




Scotia Capital
(USA) Inc




 SunTrust
Robinson
Humphrey,
Inc




CIBC World
Markets Corp




Heikkinen
Energy
Securities, LLC




Stifel,
Nicolaus &
Company,
Incorporated




Tudor,
Pickering Holt
& Co.
Securities, Inc.




USCA
Securities LLC






































Aggregate
Principal amount
or Number of
Shares
616



Aggregate
Purchase Price
$41,272.00



Aggregate
principal amount
of such class of
securities being
offered
$703,500,000.
00








Purchase Price
per Unit
$67.00








Date First
Offered:
05/03/16



Price paid by
each other
purchaser in the
offering or in any
concurrent
offering prior to
close of first full
business day on
which sales are
made.
$67.00



Commission,
spread or profit
(%)
1.61%; $1.08








The advisor/sub advisor certifies
that the following information
contained herein is complete and
accurate and the following
conditions have been satisfied:



The purchase price did not exceed
the price paid by each other
purchaser in the offering or in any
concurrent offering prior to close
of first full business day on which
sales are made.



The underwriting was a Firm
Commitment Underwriting:



The commission, spread, or profit
was reasonable and fair in relation
to that being received by others
for underwriting similar securities
during the same period



For securities that are not
municipal securities - The issuer
has been in continuous operation
for not less than three years,
including the operations of any
predecessors.



For municipal securities only - The
issue of securities has received an
investment grade rating from a
NRSRO  or, if the issuer or entity
supplying the revenues from which
the issue is to be paid has been in
operation less than three years
(including the



The amount of such securities
purchased by all of the investment
companies advised by the advisor
and the relevant sub-advisor(s) to
the Fund purchasing such
securities did not exceed 25% of
(X) or (Y).



No Affiliated Underwriter was a
direct or indirect participant in the
sale.



Each transaction specified in this
report has been effected in
compliance with SEC Rule 10f-3.